Exhibit 99.1

News Release
Southern Star Central Corp.
Date: June 16, 2014

Contact:	Susanne Harris	Gayle Hobbs	Rob Carlton
	Southern Star (financial)	Southern Star (media relations)	Southern Star (media relations)
	(270) 852-4600 susanne.w.harris@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com	(270) 852-4500 robert.w.carlton@sscgp.com

Owensboro, KY –
Southern Star Central Corp. Completes Offering of Senior Notes, Announces Early Results of Tender Offers and Consent Solicitations for Its 6.75% Senior Notes Due 2016 and Announces Redemption of Remaining 6.75% Senior Notes Due 2016
Southern Star Central Corp. (the “Company”) announced today that it has completed its offering of $450 million aggregate principal amount of 5.125% Senior Notes due 2022.
The Company also announced that as of 5:00 p.m., New York City Time, on June 13, 2014 (the “Early Tender Deadline”), the Company received valid tenders and consents from (i) holders of $146,588,000 in aggregate principal amount of its 6.75% Senior Notes due 2016 (CUSIP No. 843830 AD2) (the “2006 Notes”) as part of its previously announced tender offer and consent solicitation for the 2006 Notes, which represents 73.29% of the outstanding aggregate principal amount of 2006 Notes, (ii) holders of $39,170,000 in aggregate principal amount of its 6.75% Senior Notes due 2016 (CUSIP No. 843830 AE0) (the “2008 144A Notes”) as part of its previously announced tender offer and consent solicitation for the 2008 144A Notes, which represents 78.34% of the outstanding aggregate principal amount of 2008 144A Notes, and (iii) holders of $0 in aggregate principal amount of its 6.75% Senior Notes due 2016 (CUSIP No. U84416 AC7) (the “2008 Reg. S Notes” and, together with the 2006 Notes and 2008 144A Notes, the “Notes”) as part of its previously announced tender offer and consent solicitation for the 2008 Notes, which represents 0% of the outstanding aggregate principal amount of 2008 Reg. S Notes.
The Company expects to accept for purchase all Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline (and all related consents) on June 16, 2014 (the “Early Payment Date”). Holders

of such Notes accepted for purchase will receive total consideration of $1,003.30 per $1,000 principal amount of Notes, plus accrued and unpaid interest, which amount includes the early tender payment of $30.00 per $1,000 principal amount of Notes.
The consents received from holders of Notes exceed the amount needed to adopt the proposed amendments to (i) the indenture dated April 13, 2006 governing the 2006 Notes (the “2006 Indenture”) and (ii) the indenture dated April 16, 2008 governing the 2008 Notes (the “2008 Indenture” and, together with the 2006 Indenture, the “Indentures”). Accordingly, the Company has executed supplemental indentures to the Indentures (the “Supplemental Indentures”) that will, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default contained in the Indentures with respect to the Notes. The Supplemental Indentures will become effective on the Early Payment Date.
The tender offers remain open and are scheduled to expire at 12:00 midnight, New York City time, at the end of the day on June 27, 2014, unless extended or earlier terminated (the “Expiration Date”). As described in more detail in the Company’s Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and related Letter of Transmittal and Consent (the “Letter of Transmittal”), each dated June 2, 2014, Holders who validly tender their Notes and deliver their consents after the Early Tender Deadline but by the Expiration Date will receive the tender offer consideration of $973.30 per $1,000 principal amount of Notes, plus accrued and unpaid interest, if such Notes are accepted for purchase, but will not receive the early tender payment of $30.00 per $1,000 principal amount of Notes.
Withdrawal rights for the tender offers and consent solicitations expired at 5:00 p.m., New York City Time, on June 13, 2014 (the “Withdrawal Deadline”). Tenders of Notes (and deliveries of consents) may not be withdrawn or revoked after the Withdrawal Deadline, unless required by applicable law.
The tender offers are subject to the satisfaction or waiver of certain conditions. The complete terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and the Letter of Transmittal. Requests for documents may be directed to D.F. King & Co., Inc., as information agent and tender agent (the “Information Agent”), by phone at (800) 578-5378 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. The Offer to Purchase and the Letter of Transmittal also address certain U.S. federal income tax consequences. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.
The Company has retained RBC Capital Markets, LLC as the dealer manager and solicitation agent (the “Dealer Manager”) for the tender offers and consent solicitations. Persons with questions regarding either of the tender offers and consent solicitations should contact RBC Capital Markets, LLC at (877) 381-2099

(toll free) or (212) 618-7822 (collect), and may also contact a broker, dealer, commercial bank or trust company or other nominee for assistance.
None of the Company, the Dealer Manager, the Information Agent, the trustee for the Notes or their respective affiliates makes any recommendation as to whether holders of the Notes should tender all or any portion of their Notes pursuant to the tender offers or consent to the proposed amendments to the Indentures, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender Notes and deliver consents, and, if so, the principal amount of Notes to tender.
On June 16, 2014, the trustee for the Notes issued notices at the direction of the Company to holders of the Notes that remained outstanding as of the Early Payment Date that the Company had elected to redeem all Notes that will remain outstanding as of the Expiration Date. The redemption will take place on July 16, 2014 and the redemption price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.
This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell the Notes or any other security or a solicitation of consents with respect to any of the Notes. The tender offers and consent solicitations are being made solely by the Offer to Purchase and the Letter of Transmittal. In any jurisdiction where the laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, they will be deemed made on behalf of the Company by RBC Capital Markets, LLC or by one or more registered brokers or dealers under the laws of such jurisdiction. The tender offers and consent solicitations are not being made directly or indirectly to any resident or person located in any jurisdiction in which the making and acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
About Southern Star Central Corp.
Southern Star Central Corp., headquartered in Owensboro, Kentucky, owns Southern Star Central Gas Pipeline, Inc. (“Central”), an interstate natural gas transportation company in the Midwest and Mid-continent regions of the United States. Southern Star’s pipeline system is composed of approximately 6,000 miles of mainline and branch transmission and storage pipelines located in Colorado, Kansas, Missouri, Nebraska, Oklahoma, Texas and Wyoming. The system serves customers in these seven states, including major metropolitan areas in Kansas and Missouri, which are its main market areas.
Forward-Looking Statements
The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; our ability to raise capital and fund capital expenditures in a cost-effective manner; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, regulatory disclosure obligations, the regulation of financial dealings between us and our affiliates, and tax, environmental, safety and employment laws and regulations; our ability to manage costs; the ability of Central’s customers to pay for its services; environmental liabilities that are not covered by an indemnity or insurance; our ability to expand into new markets as well as our ability to maintain existing markets; our ability to obtain governmental and regulatory approval of various expansion projects as well as our ability to maintain and comply with such approvals; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; restrictive covenants contained in various debt instruments applicable to us and our subsidiaries which may restrict our ability to pursue our business strategies; changes in general economic, market or business conditions; and economic repercussions from terrorist activities and the government’s response to such terrorist activities.
Other factors and assumptions not identified above may also impact these forward-looking statements. The failure of those other assumptions to be realized, as well as other factors, which may or may not occur, may also cause actual results to differ materially from those projected. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.